Exhibit 99.2

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Amounts in thousands except for share and per share data)

On October 2, 2012, Standard Parking Corporation (“Standard Parking” or “we” or “us”) completed the acquisition (the “Central Merger”) of Central Parking Corporation (“Central”) in consideration of 6,161,332 shares of our common stock and the assumption of $217,675 of Central’s debt net of cash acquired. Additionally, Central’s former stockholders are entitled to receive $27,000, subject to adjustment, to be paid three years after the closing of the Central Merger to the extent such amount is not used to satisfy the indemnification obligations of the former stockholders of KCPC under the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2012, by and among Standard Parking, KCPC Holdings, Inc., the former ultimate parent of Central, Hermitage Merger Sub, Inc. and Kohlberg CPC Rep, L.L.C., in its capacity as the stockholders’ representative thereunder. Under the Merger Agreement, the former stockholders of KCPC are required to indemnify Standard Parking for certain liabilities, costs and expenses, including liabilities, costs and expenses related to certain tax and litigation matters and breaches of the representations and warranties set forth in the Merger Agreement.  In certain circumstances identified in the Merger Agreement, the former stockholders of KCPC are not required to indemnify Standard Parking for losses or expenses until such losses or expenses are in excess of $1,500 in the aggregate, and are not obligated to indemnify Standard Parking for any losses or expenses in excess of $27,000 in the aggregate. The indemnification provisions of the Merger Agreement may not provide adequate protection for any losses or expenses related to matters for which we are entitled to indemnification under the Merger Agreement. In addition, there may be unknown liabilities that are not covered by the indemnification provisions of the Merger Agreement for which Standard Parking would not be entitled to indemnification. Finally, the indemnification obligations of the former stockholders of KCPC are largely expected to be funded out of the deferred cash consideration, which may not be sufficient to cover all losses and expenses related to these matters.

Pursuant to the Merger Agreement, we are entitled to indemnification from the former stockholders of KCPC if and to the extent Central’s combined net debt and the absolute value of Central’s working capital (as determined in accordance with the Merger Agreement) (the “Net Debt Working Capital”) exceeded $285,000 as of September 30, 2012.  While we have not made a formal indemnity claim under the Merger Agreement relating to Net Debt Working Capital, we believe that the Net Debt Working Capital was $300,546 as of September 30, 2012 and, accordingly, the Net Debt Working Capital exceeded $285,000 by $15,546.

Central Net Debt Working Capital at September 30, 2012 as defined in the Merger Agreement	$(300,546)
Threshold	285,000
Excess over the threshold	(15,546)
Cash consideration payable in three years	27,000
Cash consideration	$11,454
Present value of cash consideration at the acquisition date	$8,943

Accordingly, the fair value of the final consideration transferred to acquire all of Central’s outstanding stock at the acquisition date is as follows:

Stock consideration	$140,726
Present value of cash consideration to be issued	8,943
Total consideration transferred	$149,669

The following pro forma combined financial information is based on the historical financial statements of Standard Parking and Central after giving effect to (i) the Central Merger described herein, (ii) the disposition of CPC PropCo owned real property prior to the close of the merger, (iii) the financing of the senior secured credit facilities in conjunction with the Central Merger, (iv) the repayment of certain Standard Parking and Central debt outstanding immediately prior to the Central Merger and (v) the assumptions and adjustments described in the accompanying notes to the pro forma combined financial information. Standard Parking repaid the amounts outstanding under its prior credit facility immediately prior to the closing of the Central Merger. The adjustments give effect to pro forma events that are (1) directly attributable to the Central Merger, (2) factually supportable and (3) expected to have a continuing impact on the combined company.

Standard Parking’s fiscal year ends on December 31 while Central’s fiscal year ends on September 30. The pro forma combined statement of operations for the years ended December 31, 2012 combines the results of operations of Standard Parking for the year ended December 31, 2012 (including Central results from October 2, 2012 through December 31, 2012) and of Central for the nine month period from January 1, 2012 to September 30, 2012, as if the Central Merger was completed on January 1, 2012.

In preparing the pro forma financial information, certain pro forma reclassification adjustments were made to the Central pro forma financial information to conform to Standard Parking’s financial statement presentation.

In connection with the Central Merger, we entered into a credit agreement dated October 2, 2012 providing for a $450,000  secured senior credit facility (“Senior Credit Facility”) consisting of (1) a $200,000 five-year revolving credit facility and (2) a $250,000 term loan facility with Bank of America, N.A., Wells Fargo Bank, N.A., and JPMorgan Chase Bank, N.A. and certain other financial institutions. In conjunction with the Central Merger, we assumed approximately $217,675 of Central’s debt, net of cash acquired, which was repaid at closing using the proceeds of the Senior Credit Facility. In addition, the proceeds from these borrowings have been and will be used by us to finance in part the Central Merger, the costs and expenses related to the Central Merger and the ongoing working capital and other general corporate purposes.

The Central Merger was accounted for as a business combination using the acquisition method of accounting and, accordingly, will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information is based on preliminary estimates and currently available information. These assumptions and estimates will be revised as additional information becomes available upon the finalization of the valuation of Central’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of assets and liabilities of Central as of the closing date of the Central Merger.

The following table summarizes the preliminary values of assets acquired and liabilities assumed as of the acquisition date:

Amounts recorded as of the acquisition date
Net current liabilities	$(52,475)
Leasehold improvements, equipment, land and construction in progress, net	24,154
Identified intangible assets:
Management contracts	81,000
Favorable lease contracts	51,650
Trade name / Trademarks	14,900
Existing Technology	34,000
Non-competition Agreements	2,600
Other noncurrent assets	17,748
Long-term debt	(237,223)
Unfavorable lease contracts	(69,316)
Other noncurrent liabilities	(19,523)
Net deferred tax liability	(82)
Net liabilities assumed	(152,567)
Goodwill	302,236
Total consideration transferred	$149,669

The pro forma combined financial information included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Central Merger, including but not limited to, those associated with potential (1) reductions of corporate overhead, (2) elimination of duplicate functions and (3) increased operational efficiencies through the adoption of best practices and capabilities from each company. The pro forma combined financial information is not intended to represent what Standard Parking’s financial position or results of operations would actually have been if the Central Merger had occurred on the dates assumed. Prior to the Central Merger, all of Central’s outstanding stock options (vested and unvested, exercisable or unexercisable) were cancelled. The historical stock compensation expense for Central has been eliminated from the pro forma combined statement of operations as no new compensation agreement has been reached with Central’s employees who hold stock based awards.

In connection with the Central Merger, Central disposed of virtually all owned real property and the assets and liabilities related to such real property of CPC PropCo, a subsidiary which generated revenues and incurred expenses through its owned real property and whose assets and liabilities were not included in the Central Merger. The pro forma combined statement of operations has been adjusted to eliminate the impact of the operations and losses attributable to the sale of owned real property by CPC PropCo.

The pro forma combined financial information should be read in conjunction with (i) Standard Parking’s historical consolidated financial statements and related notes contained in Standard Parking’s annual report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013 and (ii) Central’s historical audited consolidated financial statements and related notes as of September 30, 2012 and September 30, 2011, and for the years ended September 30, 2012, September 30, 2011 and September 30, 2010, set forth on Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2013.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

		Central Parking
	Standard Parking Year ended 31-Dec-12	Nine months ended 30-Sep-12		Reclassifications		Disposition of CPC PropCo owned real property		After giving effect to the disposition of CPC PropCo owned real property prior to the close of the merger	Pro Forma Adjustments		Pro Forma Combined year ended 31-Dec-12
Parking services revenue:
Lease contracts	$250,355	$263,849				$(301	)(5)	$263,548			$513,903
Management contracts	230,501	135,653				5	(6)	135,658			366,159
Reimbursed revenue	473,082	182,337						182,337			655,419

	953,938	581,839		—		(296)		581,543	—		1,535,481
Cost of parking services:
Lease contracts	230,262	256,672		(14,863	)(13)	647	(7)	242,456	(3,523	)(2)	469,195
Management contracts	140,843	99,488				10	(8)	99,498			240,341
Reimbursed expense	473,082	182,337						182,337			655,419

	844,187	538,497		(14,863)		657		524,291	(3,523)		1,364,955
Gross Profit:

Gross Profit—Lease Contracts	20,093	7,177		14,863		(948)		21,092	3,523		44,708

Gross Profit—Mgmt Contracts	89,658	36,165				(5)		36,160			125,818

Total gross profit	109,751	43,342		14,863		(953)		57,252	3,523		170,526

General and administrative	86,663	68,834		(5,009	)(13)			63,825	(38,843	)(4)	111,645

Property-related gain, net	—	(381)						(381)			(381)

Long-lived asset impairment	—	1,446				(1,446	)(9)	—			—

Depreciation & amortization	13,241	—		19,872	(13)			19,872	(3,828	)(1)	29,285

Total costs and expenses	944,091	608,396		—		(789)		607,607	(46,194)		1,505,504

Operating income (loss)	9,847	(26,557)		—		493		(26,064)	46,194		29,977

Other expense (income):

Interest expense	8,449	9,960						9,960	565	(3)	18,974

Interest income	(382)	(332)						(332)			(714)

Equity in earnings of partnerships and joint ventures	—	1,247						1,247			1,247

	8,067	10,875		—				10,875	565		19,507
Income (loss) before income taxes	1,780	(37,432)		—		493		(36,939)	45,629		10,470

Income tax expense (benefit)	(2,374)	17,208	(12)			217	(10)	17,425	19,164	(11)	34,215

Net income (loss) from continuing operations	4,154	(54,640)		—		276		(54,364)	26,465		(23,745)

Net income from continuing operations attributable to noncontrolling interest	1,034	2,110						2,110			3,144

Net income (loss) from continuing operations attributable to controlling interest	$3,120	$(56,750)		$—		$276		$(56,474)	$26,465		$(26,889)

Common stock data:

Net income (loss) from continuing operations per share:

Basic	$0.18	N/A						N/A			$(1.23)

Diluted	$0.18	N/A						N/A			$(1.23)

Weighted average shares outstanding:

Basic	17,179,606	N/A						N/A			21,804,825

Diluted	17,490,204	N/A						N/A			21,804,825

Notes to Unaudited Pro Forma Combined Statement of Operations

Pro Forma Combined Adjustments

The following pro forma combined adjustments have been reflected in the pro forma combined financial information. All adjustments are based on current assumptions and are subject to change upon completion of the final purchase accounting. Standard Parking’s and Central’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the U.S., based on Standard Parking’s analysis, the accounting policies of Standard Parking and Central are substantially comparable. Thus, no accounting policy conformance adjustments have been made to the pro forma combined financial information.

(1)                                  To reflect an additional nine months of amortization expense associated with the trade names and trademarks, management contracts, existing technology and depreciation of leasehold improvements and equipment with a weighted average useful life of 7 years, 16 years, 4.5 years and 5.5 years, respectively. These expenses are offset by the elimination of the historical amortization and depreciation expense included in Central’s statement of operations for the nine month period from January 1, 2012 to September 30, 2012 and associated with Central’s intangible and tangible assets on a pre-merger basis.

Year ended 31-Dec-12
Amortization of trade name / trademarks	$1,596
Amortization of non-compete agreements	1,950
Amortization of management contracts	3,306
Amortization of existing technology	5,666
Depreciation of leasehold improvements and equipment	3,388
Elimination of historical amortization and depreciation expense on intangible and tangible assets for Central	(19,734)

Net pro forma combined adjustment	$(3,828)

(2)                                  To reflect an additional nine months of amortization expense associated with the favorable lease contracts, with a weighted average life of 10 years, more than offset by the accretion of unfavorable lease contracts, with a weighted average life of 7 years and the elimination of the amortization expense included in Central’s statement of operations for the nine months ended September 30, 2012 and associated with Central’s favorable and unfavorable lease contracts on a pre-merger basis.

Year ended 31-Dec-12
Amortization of favorable lease contracts	$8,264
Accretion of unfavorable lease contracts	(12,210)
Elimination of historical net amortization expense on favorable and unfavorable lease contracts of Central	423

Net pro forma combined adjustment	$(3,523)

(3)                                  To reflect (i) reversal of Standard Parking’s amortization of debt issuance costs and interest expense related to the former senior credit facility and (ii) reversal of Central’s amortization of debt issuance costs and virtually all of the interest expense included in Central’s statement of operations for the nine month period from January 1, 2012 to September 30, 2012 and related to long term debt, offset by (1) an additional nine months of accretion of the present value of the liability related to the cash payment due on the third anniversary of the merger date, (2) an additional nine months of interest expense on the combined company’s new debt and (v) an additional nine months of amortization of estimated new debt issuance costs and original issue discount using the effective interest rate method for the combined company over the term of the agreement of five years.

Year ended 31-Dec-12
Elimination of historical amortization of Standard Parking debt issuance costs	$(446)
Elimination of historical interest expense recognized by Standard Parking	(2,904)
Elimination of historical amortization of debt issuance costs for Central	(1,716)
Elimination of historical interest expense related to the former credit facility recognized by Central	(8,094)
Accretion of the present value of the liability of the cash payment due on the third anniversary of the merger date(a)	628
Pro forma interest expense on the senior credit facility(b)	11,048
Pro forma amortization of debt issuance costs and original issue debt for senior credit facility	2,049

Net pro forma combined adjustment	$565

(a)	Discount Rate(i)	Settled at	Nine months of accretion for the Year ended 31-Dec-12
$8,943 present value of cash consideration of $11,454	8.6%	Third anniversary of the acquisition date	$628

(i)                                     based on Standard Parking’s weighted average cost of capital.

(b)                                  nine months of interest expense based on the historical fourth quarter interest recognized in Standard Parking’s statement of operations for the year ended December 31, 2012.

(4)                                  To eliminate the transaction costs of $26,783 recognized in Standard Parking’s historical statement of operations for the year ended December 31, 2012 and the transaction costs of $11,630 and stock compensation expense of $430 recognized in the Central historical statement of operations for the nine month period from January 1, 2012 to September 30, 2012, as these amounts are non-recurring charges directly attributable to the merger.

(5)                                  To eliminate the historical revenue of $301 related to an owned real property that has been sold prior to the close of the merger and converted to an agreement to operate for a management fee.

(6)                                  To recognize revenue of $5 related to an owned real property that has been sold prior to the closing of the merger and converted to an agreement to operate for a management fee as if it had operated under this agreement during the period.

(7)                                  To record the cost of parking services of $647 related primarily to rental costs for those properties that have been converted to leased real property as if they had operated under the lease agreements during the period.

(8)                                  To eliminate the historical reduction to cost of parking services (resulting from recovery of bad debt expense) of $10 related to an owned real property that has been sold prior to the close of the merger and converted to an agreement to operate for a management fee where the related costs will not be incurred.

(9)                                  To eliminate the long-lived asset impairment loss of $1,446 recognized during the nine months ended September 30, 2012 on the owned real property sold by CPC PropCo that was disposed of prior to the merger.

(10)                            To record additional income tax expense avoided due to losses on the disposition of CPC PropCo owned real property prior to the merger that has been included as a pro forma adjustment in the accompanying pro forma statement of operations. Central’s statutory tax rate of 44% was used to calculate the tax expense for the pro forma statement of operations for the year ended December 31, 2012.

(11)                            To reflect the provision for income taxes related to pro forma adjustments included in the pro forma combined statement of operations using the combined company’s pro forma statutory tax rate of 42%.

(12)                            Income tax benefit of $8,491 offset by expense related to the recognition of a valuation allowance on deferred tax assets of $25,699 in the nine month period from January 1, 2012 to September 30, 2012.

(13)                            Reclassification of depreciation and amortization included in cost of parking services for lease contracts and general and administrative expenses to conform to Standard Parking’s presentation of depreciation and amortization expense.